Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Clearway Energy, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated March 2, 2020 refers to changes in accounting principle, the Company’s adoption of Topic 606, Revenue from Contracts with Customers and Topic 842, Leases.

/s/ KMPG LLP

Philadelphia, Pennsylvania
August 6, 2020